TuSimple Announces Fourth Quarter 2022 Results and Business Updates

Business Highlights

- Company continued to advance L4 autonomous technology and capabilities globally.
- Global patent portfolio increased 34%, from the beginning of 2022 until the ending of 2022, at 519 patents granted globally. As of June 30 of this year, approximately 70 new patents have been granted to the company.
- Achieved more than 10 million cumulative miles through testing, research and freight delivery, another industry first milestone.
- Asia-Pacific ("APAC") operations continued to develop TuSimple's Domain Controller in partnership with NVIDIA, launching the product in April 2023.
- Began testing our technology in trucks on highways in Japan.
- Paused U.S. freight operations while continuing to test our technology, both on-road and through simulation.

Financial Highlights

- Restructured the company's operations with the aim to better align capital spending with overall industry readiness and incurred charges of $26.9 million related to restructuring activities in 2022.
- Reported GAAP Loss from Operations of $147.3 million and $489.1 million for the quarter and year ended December 31, 2022, respectively and AEBITDA loss of $93.0 million and $348.7 million for the quarter and year ended December 31, 2022, respectively.
- Closed the year with $994.8 million of cash, equivalents, and investments.
- Changed to U.S. and APAC reportable segments to align with bifurcated L4 development strategy and independent operations.
- Company continues to expect to file the Quarterly Reports on Form 10-Q for the First and Second Quarters of 2023 on or before the Nasdaq Compliance Date of September 30, 2023.

SAN DIEGO, Sep. 7, 2023 /PRNewswire/ -- TuSimple (Nasdaq: TSP) today reported results for the fourth quarter of 2022 and provided business updates. TuSimple's quarterly and full year financial results are available in the company's annual report on Form 10-K filed with the Securities and Exchange Commission and on the company's investor relations website at ir.tusimple.com.

"At TuSimple, we believe in the positive impact that autonomous trucking will bring to the global freight industry," said Cheng Lu, CEO at TuSimple. "I am thankful for our passionate employees and partners who share in the vision, and continue to deliver results advancing our technology and capabilities globally. The past year has been one of change, and we took proactive steps as part of our strategy to best position ourselves for long-term success. We improved corporate governance and restructured the organization in an effort to better align with overall industry timelines. We worked tirelessly to advance our technology as evidenced by our growing global IP portfolio. We continued to achieve industry firsts including being the first to perform driver-out commercial vehicle operations on public roads in China, and the first to publicly announce a third-party safety audit in the U.S. market, which was conducted by TÜV SÜD. We believe that there's only one path to enabling continuous autonomous freight operations, and that starts with having driver-out capabilities. Going forward, we expect to build on our industry-leading technology platform, and focus on our goals to solve the toughest challenges to make our vision a reality."

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Business Update through June 30, 2023

Investing in Industry-Leading Technology and Recent Milestones

Throughout 2022, TuSimple continued to invest in its global autonomous vehicle ("AV") trucking technology and continues to invest and grow its autonomous trucking technology. The company closed 2022 with 519 patents granted globally - an increase of approximately 34% since the beginning of 2022. In the first half of 2023, we added around 70 patents granted globally - an increase of around 10% since the beginning of 2023. TuSimple believes it has built one of the broadest technology portfolios to address the AV trucking market. The company's core technologies include:

- **ADS Onboard Software:** Perception, Tracking, and Fusion; Prediction and Planning; Control modules
- **Core AI & Data:** Data Collection, Deep Learning and Machine Learning capabilities
- **ADS Hardware Solutions:** Sensors, Actuators, Communications and ADC
- **Offboard Toolchain:** Map Production, Simulation and Regeneration
- **AV Operations:** Oversight, Commercial Operations, Safety and Integration

In April 2023, following the expansion of its partnership with NVIDIA to design and develop an advanced autonomous domain controller (ADC), TuSimple announced its ADC, named the TuSimple Domain Controller (TDC). The TDC is being tested and validated by the company and selected customers with production units expected in the fourth quarter of 2023. TuSimple believes having a custom-designed ADC is a unique capability as TuSimple is one of the only AV trucking technology companies with both proprietary software and hardware compute technologies. The company believes this capability provides a path to fully autograde and redundant compute at scale and provides TuSimple with optionality to address compute needs for the L2+/L3 market.

Following TuSimple's U.S. Driver Out Pilot in December 2021, the company has continued to test and mature its L4 technology system. The U.S. operations are on the 8th generation of upfitted Class 8 trucks, which are expected to have greater reliability due to a higher mix of auto-grade components and powerful compute units. The company also continues to refine its proprietary software solutions. For example, the company's collaborative mapping technology, CyberMap, continues to make enhancements that could lead to added road safety. Earlier this year, it was also announced that TuSimple trucks have recorded over 10 million cumulative miles through testing, research and freight delivery, another industry first milestone.

TuSimple's APAC operations continue to progress on several fronts. In June 2023, TuSimple China was among the first companies awarded a fully driverless test license by Pudong New Area of Shanghai. This licensing process included a series of validation tests, such as closed-area scenario, system simulation, cybersecurity, and open-road testing over thousands of kilometers without human intervention. In June 2023, the company also announced that TuSimple China was the first company to operate Driver Out, fully autonomous semi-truck testing on open public roads in China. The approximately 40-mile run included the Yangshan Deep-water Port Logistics Park and the Donghai Bridge. TuSimple believes these successful Driver Out runs help validate the company's L4 truck technology leadership.

In January of 2023, TuSimple's APAC operations expanded to Japan as it began regular testing on the Tomei Expressway. This testing follows nearly two years of safety validation and testing of its autonomous driving system with a local Japanese Original Equipment Manufacturer (OEM)'s truck. The company believes Japan is an attractive market for autonomous trucking technology, given its driver shortages and aging population. Reports also indicate that the Japanese government is planning to launch a self-driving lane on some sections of the New Tomei Expressway by 2024 and will allow commercial operation of SAE Level 4 fully autonomous trucks in 2026.

Streamlining U.S. Operations for Phased Commercialization Approach

TuSimple restructured its U.S. operations in December 2022 and May 2023 with the aim to better align capital spending with overall industry readiness, as well as to drive internal efficiency and accountability. This led to several key actions:

- Reorganized and simplified the technology, commercial, and administrative departments, which reduced the company's complexity.
- Paused freight operations as TuSimple adjusted to the current market environment. The company will continue to test its technology, both on-road and through simulation, utilizing the significant real-world data it has collected and plan to do so in a capital efficient manner.

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- Aligned its developmental goals to focus in the near and medium term on its efforts to solve the key technical challenges required to fully automate a freight route. Over the long-term, TuSimple remains committed to its goal to develop the most safe and efficient autonomous driving system for Class 8 trucks that can integrate effectively with OEM production vehicles.
- As a result of the restructuring, global FTE is approximately 800 employees as of June 30, 2023.

While Tier 1 Suppliers and OEMs continue working toward redundant base chassis, the timeline for their full-rate production is further out than what was expected even a year ago.

TuSimple has incorporated these delays into its commercialization timeline for both U.S. and APAC operations and have paced its technology development and eventual scaling in an effort to match the industry's expected readiness.

In the near-term, the company plans on utilizing retrofitted trucks to continue maturing its AV technology for commercializing select freight routes. The next step in commercializing is expanding the use of retrofitted and purpose-built L4 trucks to expand the company's self-operated L4 truck fleet and lanes, continuing hardware maturity and optimization, and freezing complete ADS onboard software and hardware for OEM production programs. The final and longer term phase of commercialization is scaling with the launch of Carrier-Owned Capacity with purpose-built L4 trucks and expanding OEM production vehicles.

Exploring Strategic Alternatives

As previously announced, the company is evaluating strategic alternatives for its U.S. business with a goal of maximizing shareholder value.

Operational Highlights as of and for the Year Ended 2022

Key Performance Indicators ("KPIs")	As of December 31,		% Change
	2021	2022	
Research and Development ("R&D) Full Time Employees (FTEs)	~1,100	~1,100	—%
Global FTEs	~1,400	~1,450(a)	4%
Patents Issued	387	519	34%
Cumulative Road Miles (in thousands) (b)	~6,300	~10,000	59%
Total Truck Reservations (EOY) (c)	~6,975	~5,585	(20)%
Total Mapped Miles (EOY) (d)	~11,200	~11,400	2%
Revenue Miles (in thousands) (e)(f)	~3,446	~4,276	24%

(a) This global employee number includes U.S. employees that were part of an announced restructuring program dated December 2022 and employed at the time under the 60-day Worker Adjustment and Retraining Notification (WARN) relief program.
(b) Miles our autonomous trucks have run on open public roads.
(c) Total reservations for our purpose-built L4 semi-trucks.
(d) Cumulative unique miles on the AFN of which we have built a map compatible with our autonomous driving software.
(e) Miles our autonomous trucks have run during the years presented that generates revenues.
(f) Revenue miles for the year; non-cumulative and represent activity for the years ended December 31, 2021 and 2022

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The table above provides an update on operational highlights for the fiscal year ended December 31, 2022. The percentage changes represent year-over-year comparison unless otherwise noted.

- Global FTEs increased 4% based on the number of employees prior to the December 2022 restructuring event. Including the restructuring events announced in December 2022 and May 2023, FTEs would have declined by more than 40% compared to December 31, 2021. Global headcount as of June 30, 2023, was approximately 800 employees. See details below.
- Patents Issued increased 34% as TuSimple continued to invest in our technology.
- Cumulative Road Miles driven and Total Mapped Miles increased 59% and 2%, respectively, to approximately 10.0 million and approximately 11,400, respectively, as of December 31, 2022, as the company continued expansion of our AFN.
- Truck Reservations declined 20% due to cancellations.
- Revenue Miles increased 24% as a result of expanded routes and commercial partnerships.

The restructurings in December 2022 and May 2023 have streamlined the company's operations in the U.S. with the goal to continue maturing the company's technology in both the U.S. and APAC. TuSimple plans to focus on testing operations and R&D while de-emphasizing loss-making revenue operations. The company does not expect to generate significant revenue in 2023, given its change in the U.S. fleet operations. As a result, TuSimple believes many of the KPIs listed above are no longer relevant to measure the progress of the company's goals and it will not be providing those metrics going forward.

Form 10-Q for First and Second Quarters of 2023

TuSimple continues to expect to file its Quarterly Reports on Form 10-Q for the First and Second Quarters of 2023 on or before the Nasdaq Compliance Date of September 30, 2023.

2022 Financial Update[1]

($ in millions)	**Q4 2022**	**Q4 2022 vs Q4 2021 Fav/(Unfav)**	**FY 2022**	**FY 2022 Vs FY 2021 Fav/(Unfav)**
Revenue	1.9	(0.2)	9.4	3.1
Gross loss	(2.6)	(1.0)	(10.4)	(4.3)
Research and development ("R&D") expense	(103.0)	(20.6)	(351.6)	(64.4)
Selling, general and administrative ("SG&A") expense	(41.7)	(9.8)	(127.1)	(9.0)
Stock-based compensation expense *(included within R&D and SG&A expenses)*	(23.0)	8.8	(98.7)	23.9
Loss from operations	(147.3)	(31.4)	(489.1)	(77.7)
AEBITDA loss[2]	(93.0)	(11.6)	(348.7)	(69.8)
Capital investments	(3.8)	(2.7)	(13.6)	(0.3)
Interest income	9.0	8.6	16.9	15.3
Cash, equivalents and investments at end of year			994.8	(344.3)

[1] *This financial update section includes quarterly and year-end results through December 31, 2022.*

[2] *AEBITDA loss is comprised of loss of operations determined under GAAP minus depreciation and amortization, finance lease interest expense allocated to cost of revenues from truck leases, tax, and adjusted to exclude non-cash expense stock-based compensation and one-time restructuring expenses, including severance and impairment losses. Reconciliations of AEBITDA loss to the most directly comparable GAAP measures are provided in the supplemental information of this release.*

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Revenue and Gross loss

For the fourth quarter of 2022 ("Q4 2022"), revenue was $1.9 million, down 9% versus the prior year and down 30% compared to the third quarter of 2022 ("Q3 2022"). The sequential decrease in revenue reflects TuSimple's transition to a new business strategy in the U.S. business, effective Q4 2022. In previous years, the company generated revenue from freight capacity services to U.S. customers with average gross loss margins exceeding 100% given their developmental nature, including having a safety driver and safety engineer in the cabin. Deploying its autonomous trucks in Driver In, data-collection and manual mode commercially allowed TuSimple to develop its technology and gather important data requirements while generating revenue. Effective Q4 2022, the company de-emphasized revenue-generating freight services and started redeploying these resources to operate its trucks in Driver-In mode.

For the full year of 2022, revenue was $9.4 million, a 50% increase versus the full year of 2021. This year over year growth is primarily attributable to expanded capacity and revenue miles compared to the prior year. In 2023, TuSimple does not plan to generate significant revenue given its change to U.S. fleet operations.

Gross loss for Q4 2022 was $2.6 million, an increase of $1.0 million versus the prior year and approximately flat compared to Q3 2022. For the full year of 2022, gross loss was $10.4 million, an increase of $4.3 million versus the prior year. Loss margin for the year was approximately 111%, an increase from 98% in the prior year. The change in gross loss margin compared to the prior year was primarily driven by increased fleet operating costs (i.e, fuel, insurance, brokerage), and the impact from phasing out fleet operations in Q4 2022.

2022 Restructuring Expenses

During 2022, TuSimple incurred one-time charges of $26.9 million (recorded in both R&D and SG&A expense) related to restructuring plans described above, including a 25% reduction of TuSimple's global workforce and the impairment or write-off of several capital assets.

R&D expense

For Q4 2022, TuSimple incurred $103.0 million in R&D expense, up 25% versus the prior year, and up 21% from Q3 2022. The prior year and sequential increase are primarily attributable to R&D compensation costs from higher global R&D headcount and Q4 2022 restructuring expenses.

R&D expense for the full year of 2022 was $351.6 million, up 22% versus the full year 2021. The increase was mostly driven by higher R&D compensation costs from higher R&D headcount, Q4 2022 restructuring expenses and higher operational R&D costs associated with the development of TuSimple's L4 autonomous trucking technology, offboard capabilities and the upfitting and incremental testing of its US and APAC fleet assets.

SG&A expense

SG&A expense for the fourth quarter of 2022 totaled $41.7 million, up 31% versus the prior year and 34% compared to Q3 2022. The year over year increase was mainly driven by increased headcount in the company's commercial and administrative functions, increased legal and professional services costs and public company costs, operational facility expansions, and the December 2022 restructuring event. The sequential increase is driven primarily by legal and professional services and Q4 2022 restructuring expenses.

For the full year of 2022, SG&A expense totaled $127.1 million, up 8% versus the full year 2021. The increase was primarily due to the same drivers as quarter-end performance but partially offset by a decrease in share-based compensation ("SBC") expense in 2022 from a one-time charge recorded in connection with the company's April 2021 IPO.

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SBC expense (included within R&D and SG&A expenses)

For Q4 2022, SBC expense was $23.0 million, down 28% versus the prior year and flat from Q3 2022. The decrease versus the prior year was primarily driven by a decline in the market price of the company's stock during the current year and a reversal of SBC expense (i.e., benefit) associated with the forfeitures of equity awards for employees that were impacted by the company's December 2022 restructuring. Excluding this reversal, SBC expense was down 18% versus the prior year.

SBC expense for the full year of 2022 was $98.7 million, down 20% versus the full year 2021 and driven primarily by a decline in the market price of the company's stock during 2022 and a one-time SBC charge in 2021 recorded in connection with our April 2021 IPO.

SBC is recorded as part of R&D and SG&A expenses as follows:

($ in millions)	**Q4 2022**	**Q4 2022 vs Q4 2021 Fav/(Unfav)**	**FY2022**	**FY2022 Vs FY2021 Fav/(Unfav)**
SBC in R&D expense	18.5	3.2	75.3	(4.1)
SBC in SG&A expense	4.5	5.6	23.4	28.0
Total SBC	23.0	8.8	98.7	23.9

AEBITDA loss

For Q4 2022, AEBITDA loss was $93.0 million, an increase of $11.6 million versus the prior year and flat from Q3 2022. This increase versus the prior year was primarily due to the increase in gross loss and operating expenses, excluding the charges associated with the December 2022 restructuring plans.

AEBITDA loss for the full year 2022 was $348.7 million, an increase of $69.8 million versus the prior year, which was primarily due to the increase in gross loss and operating expenses.

Capital Investment

Capital investments for the full year of 2022 were approximately $13.6 million from investments in the company's U.S. and APAC L4 autonomous driving technology and AFN.

Cash & Investment Position

In 2022, TuSimple ended the year with $994.8 million of cash, cash equivalents and short term investments on the balance sheet. In the fourth quarter of 2022, the company generated $9.0 million of interest income, representing an $8.6 million increase versus the prior year. Interest income for the full year of 2022 was $16.9 million, representing a $15.3 million increase versus 2021.

About TuSimple

TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in the United States and in the Asia-Pacific region. Founded in 2015, we are working to revolutionize the estimated $4 trillion global truck freight market by developing proprietary technologies that enable the scaled development and deployment of autonomous freight transportation. We believe that our full-stack L4 autonomy driving technology and our Autonomous Freight Network ("AFN") will make global trucking safer as well as more reliable, efficient and environmentally friendly. Global achievements include the world's first fully autonomous, 'driver-out' semi-truck run on open public roads, and development of the world's first AFN. Visit us at www.tusimple.com.

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Disclaimer

This press release and any accompanying documents contain forward looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, launch dates of products or services, the trajectory of our Driver Out Pilot Program, our timeline to commercialization, expected safety benefits of our autonomous semi trucks, objectives of management for future operations of TuSimple Holdings Inc. and its subsidiaries (the "Company", "we", "our" and "us"), market size and growth opportunities, competitive position and technological and market trends, are forward looking statements. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward looking statements by terms such as "will", "expect," "plan," "anticipate," "intend," "target," "project," "predict," "potential," "explore" or "continue" or the negative of these terms or other similar words. The Company has based these forward looking statements largely on its current expectations and assumptions and on information available as of the date of this letter. The Company assumes no obligation to update any forward looking statements after the date of this letter, except as required by law.

The forward looking statements contained in this press release and the accompanying documents are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to, those related to the Company's ability to complete the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 within the anticipated time period, the Company's ability to regain compliance with Nasdaq listing standards, the Company's restructuring plan including potential cost-savings, autonomous driving being an emerging technology, the development of the Company's technologies and products, the Company's limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company's board of directors and senior management, the Company's dependence on its senior management team, the Company's reliance on third-party suppliers, the Company's potential product liability or warranty claims, the protection of the Company's intellectual property, the Company's involvement in securities class action litigation and in government or regulatory investigations, inquiries and actions, and the Company's plan to seek strategic alternatives for its U.S. business. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the markets in which it operates or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward looking statements the Company may make.

You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2022. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. This press release also contains estimates, forecasts and other statistical data relating to market size and growth and other industry data. These data involve several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this press release and , accordingly, it cannot guarantee their accuracy or completeness. In addition, assumptions and estimates of the Company's future performance and the future performance of the markets in which the Company competes are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates.

Financial Statements and Reconciliations of GAAP to Non-GAAP metrics

See accompanying supplemental information.

SOURCE TuSimple Holdings, Inc.

TuSimple Investor Relations Contact: Ryan Amerman, ryan.amerman@tusimple.ai; TuSimple Media Contact: TuSimple PR Team, pr@tusimple.ai

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TuSimple Consolidated Balance Sheets 8 (in thousands, except share data) December 31, 2021 2022 ASSETS Current assets: Cash and cash equivalents $ 1,337,586 $ 615,386 Short-term investments — 377,312 Accounts receivable, net 1,599 1,377 Prepaid expenses and other current assets 13,995 13,477 Total current assets 1,353,180 1,007,552 Property and equipment, net 36,053 17,083 Operating lease right-of-use assets — 44,952 Other assets 7,090 4,692 Total assets $ 1,396,323 $ 1,074,279 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 4,544 $ 9,855 Amounts due to joint development partners 7,394 5,753 Accrued expenses and other current liabilities 41,698 48,260 Short-term debt 1,524 1,645 Capital lease liabilities, current 766 — Operating lease liabilities, current — 6,007 55,926 71,520 2,872 — — 42,169 5,543 3,668 5,004 2,441 69,345 119,798 Total current liabilities Capital lease liabilities, noncurrent Operating lease liabilities, noncurrent Long-term debt Other liabilities Total liabilities Commitments and contingencies Stockholders' equity: Preferred stock, $0.0001 par value; 100,000,000 shares authorized as of December 31, 2021 and 2022; zero shares issued and outstanding as of December 31, 2021 and 2022 — — Common stock, $0.0001 par value; 4,876,000,000 Class A shares authorized as of December 31, 2021 and 2022; 197,833,195 and 201,707,557 Class A shares issued and outstanding as of December 31, 2021 and 2022, respectively; 24,000,000 Class B shares authorized, issued and outstanding as of December 31, 2021 and 2022, respectively 22 22 Additional paid-in-capital 2,464,730 2,567,723 Accumulated other comprehensive income (loss) 77 (3,559) Accumulated deficit (1,137,851) (1,609,705) Total stockholders’ equity 1,326,978 954,481 Total liabilities and stockholders’ equity $ 1,396,323 $ 1,074,279

TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) Year Ended December 31, 2021 2022 Revenue $ 6,261 $ 9,369 Cost of revenue 12,369 19,780 Gross loss (6,108) (10,411) Operating expenses: Research and development 287,167 351,599 Selling, general and administrative 118,076 127,053 Total operating expenses 405,243 478,652 Loss from operations (411,351) (489,063) Change in fair value of warrants liability (326,900) — Gain on loan extinguishment 4,183 — Interest income 1,563 16,906 Other income (expense), net (168) 112 Loss before provision for income taxes (732,673) (472,045) Provision for income taxes — — Net loss (732,673) (472,045) Accretion of redeemable convertible preferred stock (4,135) — Net loss attributable to common stockholders $ (736,808) $ (472,045) Net loss per share attributable to common stockholders, basic and diluted $ (4.36) $ (2.11) Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted 169,080,392 224,164,514 9

TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) (unaudited) Three Months Ended December 31, 2021 2022 Revenue $2,050 $1,858 Cost of revenue 3,654 4,488 Gross loss (1,604) (2,630) Operating expenses: Research and development 82,393 102,991 Selling, general and administrative 31,910 41,702 Total operating expenses 114,303 144,693 Loss from operations (115,907) (147,323) Interest income 440 8,994 Other expense, net (27) (57) Loss before provision for income taxes (115,494) (138,386) Provision for income taxes — — Net loss (115,494) (138,386) Accretion of redeemable convertible preferred stock — — Net loss attributable to common stockholders $(115,494) $(138,386) Net loss per share attributable to common stockholders, basic and diluted $(0.53) $(0.61) Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted 218,372,601 225,546,636 10

TuSimple Consolidated Statements of Cash Flows (in thousands) Year Ended December 31, 2021 2022 Cash flows from operating activities: Net loss $ (732,673) $ (472,045) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation 122,596 98,667 Depreciation and amortization 9,450 27,555 Noncash operating lease expense — 5,353 Accretion of discount on short-term investments, net — (1,819) Impairment of long-lived assets — 1,987 Change in fair value of warrants liability 326,900 — Gain on loan extinguishment (4,183) — Other adjustments 23 126 Changes in operating assets and liabilities: Accounts receivable (497) (213) Prepaid expenses and other current assets (10,209) 2,140 Other assets (1,777) 2,618 Accounts payable (181) 6,487 Amounts due to joint development partners 6,039 (1,641) Accrued expenses and other current liabilities 25,486 6,016 Operating lease liabilities — (4,875) Other liabilities (7) (221) Net cash used in operating activities (259,033) (329,865) Cash flows from investing activities: Purchases of short-term investments — (398,701) Proceeds from maturities of short-term investments — 19,908 Purchases of property and equipment (13,321) (13,604) Proceeds from disposal of property and equipment 100 520 Purchases of intangible assets (416) (296) Net cash used in investing activities (13,637) (392,173) Cash flows from financing activities: Proceeds from issuance of redeemable convertible preferred stock 54,693 — Proceeds from issuance of common stock under the Employee Stock Purchase Plan — 2,286 Proceeds from exercise of warrants for redeemable convertible preferred stock 183,007 — Proceeds from exercised stock options 1,163 1,872 Proceeds from issuance of common stock upon initial public offering, net of offering costs 1,030,965 — Proceeds from issuance of common stock related to private placement 35,000 — Return of guarantee deposit on related party loan 3,715 — Principal payments on related party loan (4,398) — Payment of third-party costs in connection with initial public offering (3,591) — Principal payments on capital and finance lease obligations (783) (1,252) Principal payments on loans (620) (1,512) Net cash provided by financing activities 1,299,151 1,394 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 260 (983) Net increase (decrease) in cash, cash equivalents, and restricted cash 1,026,741 (721,627) Cash, cash equivalents, and restricted cash - beginning of period 312,351 1,339,092 Cash, cash equivalents, and restricted cash - end of period $ 1,339,092 $ 617,465 11

TuSimple Consolidated Statements of Cash Flows (in thousands) Year Ended December 31, 2021 2022 Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets: Cash and cash equivalents $ 1,337,586 $ 615,386 Restricted cash included in prepaid expenses and other current assets 1,506 2,079 Total cash and cash equivalents, and restricted cash $ 1,339,092 $ 617,465 Supplemental disclosure of cash flow information: Cash paid for interest $ 786 $ 876 Supplemental schedule of non-cash investing and financing activities: Acquisitions of property and equipment included in liabilities $ 10,542 $ 3,275 Accretion of redeemable convertible preferred stock $ 4,135 $ — Vesting of early exercised stock options $ 84 $ 168 Exercise of liability-classified warrants $ 369,352 $ — Conversion of redeemable convertible preferred stock into common stock upon initial public offering $ 1,282,916 $ — 12

TuSimple

Non-GAAP Financial Measures

AEBITDA loss is comprised of loss from operations determined in accordance with U.S. generally accepted accounting principles ("GAAP") minus depreciation and amortization, finance lease interest expense allocated to cost of revenues from truck leases, tax, and adjusted to exclude non-cash expense stock-based compensation and restructuring expenses, including severance and impairment losses.

TuSimple believes that AEBITDA loss, a non-GAAP financial measure, provides meaningful information to assist management and investors in understanding financial results and assessing prospects for future performance as it provides a useful baseline for analyzing the ongoing performance of the TuSimple business by excluding non-cash items or items that may not be indicative of core operating results. Because non-GAAP financial measures are not standardized, it may not be possible to compare this measure with other companies' non-GAAP measures having the same or similar names. Therefore, TuSimple's non-GAAP financial measure should be considered in addition to, not as a substitute for, or in isolation from, the company's GAAP results.

TuSimple encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures.

The following table reconciles GAAP loss from operations to AEBITDA loss.

Reconciliation Table

(in millions) *(unaudited)*	Q4 '21	Q1 '22	Q2 '22	Q3 '22	Q4 '22
Loss from operations to adjusted EBITDA					
Loss from operations	$ (115.9)	$ (112.2)	$(110.7)	$(118.9)	$(147.3)
Stock-based compensation expense	31.7	27.5	25.2	23.0	26.0
Depreciation and amortization	2.7	2.7	2.7	3.0	2.9
Restructuring expense	-	1.7	-	-	25.3
Finance lease interest expense	0.1	0.1	0.1	0.1	0.1
Adjusted EBITDA	$ (81.4)	$ (80.2)	$(82.7)	$(92.8)	$(93.0)

13